Example Template : 77O



DEUTSCHE Core Equity Fund

N-Sar October 1, 2014 - March 31, 2015



Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
TMUS 5 1/2 12/15/17 Pfd	872590203	12/10/2014
	$50.0	$869,565,200	37,464	0.14%
	GS, MS, CITI, DB 	CITI
Axalta Coating Systems LTD	BMG0750C1082
	11/12/2014		$19.50	$945,000,000
	67,536	0.22%		CITI, GS, DB	GS

Example Template : 77O



DEUTSCHE SMALL CAP GROWTH FUND

N-Sar Ocotber 1, 2014 - March 31, 2015



Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
Retrophin, Inc. 	761299106	3/19/2015
	$19.0	$94,350,000	12,447	0.25%
	LEERINK PARTNERS, DB, JMP, NOMURA 	LEER
SWAN

Example Template : 77O



DEUTSCHE CAPITAL GROWTH FUND

N-Sar Ocotber 1, 2014 - March 31, 2015



Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
Axalta Coating Systems LTD	BMG0750C1082
	11/12/2014		$19.50	$945,000,000
	32,669	0.41%		CITI, GS, DB	GS